SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported): October 14, 2002

E Com Ventures, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-19714	65-0977964

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11701 N.W. 101st Road, Miami, Florida 33178

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 889-1531

Item 5. Other Events

On October 14, 2002 E Com Ventures, Inc. appointed Miles M. Raper to its Board of Directors.

Mr. Raper currently serves as Chairman of the Board for Ryder System Federal Credit Union, a position he has held since 1996. He retired from Ryder System, Inc. (‘Ryder”) in May 2002. Mr. Raper has been employed by Ryder since 1983 where he served as Senior Vice President Global Transportation Services, Vice President of Automotive Operations and Vice President and General Manager of its Temperature Controlled Carriage Division.

Mr. Raper is a member of the Council of Logistics Management and the Warehousing Education and Research Council. He is retired from the U.S. Air Force Reserve, but served active duty during Operation Desert Storm. He holds a Juris Doctorate from Atlanta Law School.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17h day of October 2002.

E COM VENTURES, INC.

By: /s/ A. Mark Young

A. Mark Young Chief Financial Officer